UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 22, 2010

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-281-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Annual and Long Term Incentive Plan Goals

In February 2010, the Board of Directors ("Board") of the Federal Home Loan Bank of Des Moines ("Bank"), through its Human Resources and Compensation Committee ("Compensation Committee"), approved the 2010 goals for the Bank's Annual Incentive Plan ("AIP") and Long Term Incentive Plan ("LTIP"). The Board’s approval became effective on March 22, 2010, following the expiration of the Federal Housing Finance Agency’s review period. All regular full-time and part-time employees, except for employees in the internal audit department, are eligible to participate in the AIP. Certain key officers of the Bank are eligible to participate under the LTIP.

The AIP is composed of two different sets of goals: Bank-wide performance goals ("Part I Goals"), and individual and/or team performance goals ("Part II Goals"). For 2010, the Part I Goals are measured by the results achieved in attaining specified performance levels in four areas and weighted as follows:

- Business with Members as measured by member borrowing penetration, member product usage, business with creditworthy members, and customer satisfaction. (40% total weight)

- Profitability as measured by net interest spread and the spread between adjusted return on capital stock and average three month LIBOR. (25% total weight)

- Enterprise Value as measured by the Bank’s average economic value of capital stock ("EVCS") in 2010. (15% total weight)

- Risk Management as measured by (1) whether or not any material weaknesses or significant deficiencies are identified by the Bank through its 2010 assessment of internal control over financial reporting, and (2) the overall quality of the Bank’s enterprise risk management as determined by the Board’s Risk Management Committee. (20% total weight)

Part II Goals under the AIP are generally tied to action plans as set forth in the Bank’s 2010 Strategic Business Plan, as well as to individual responsibilities of Bank employees. The Part II Goals are intended to enhance the Bank’s service to its members, improve operational effectiveness, strengthen the Bank’s risk management infrastructure, and ensure a sustainable long-term business model.

Under the AIP, incentive award opportunities for Part I and II Goals are based upon established 'threshold', 'target' and 'maximum' award levels. Eligible employees are assigned an incentive compensation award opportunity which is expressed as a percentage of the employee’s base salary for that Plan year.

For the Bank’s president and the other executives, the overall incentive award opportunity is weighted 60% on Part I Goals and 40% on Part II Goals. With respect to the Bank’s president, the AIP incentive compensation award opportunity for 2010 is between 25% (threshold) and 50% (maximum) of base salary, with a target of 37.5%. With respect to the Bank's other executives, the AIP incentive award opportunity for 2010 is between 20% (threshold) and 40% (maximum) of base salary, with a target of 30%.

The LTIP is a three-year rolling cash incentive plan established in 2008. The goals and targeted achievement levels for the 2010 LTIP ("LTIP Goals") are the same as the 2010 Part I Goals established under the AIP. There are no Part II Goals in the LTIP. The outcome of the LTIP Goals in 2010 would establish a potential award to LTIP participants payable in 2013 and subject to Compensation Committee approval. However, the amount to be paid for achievement levels attained under the LTIP Goals in 2010 will be modified by the Bank’s EVCS in 2012, as follows:

- If the average quarterly EVCS for 2012 is less than $90 per share, there will be no LTIP award paid in 2013.

- If the average quarterly EVCS for 2012 is $90 per share, the LTIP award paid in 2013 will be equal to 90% of the potential award.

- For every dollar that the average quarterly EVCS for 2012 exceeds $90 per share, one percentage point will be added to the multiplier of 90% up to a maximum multiplier of 110%.

Under the LTIP, incentive award opportunities are based upon established 'threshold', 'target' and 'maximum' award levels. Eligible employees are assigned an incentive compensation award opportunity which is expressed as a percentage of the employee’s base salary for that Plan year. The LTIP incentive compensation award opportunity for the Bank’s president and other executives in 2010 is between 12.5% (threshold) and 37.5% (maximum) of base salary, with a target of 25%.

Notwithstanding the formulaic method for determining AIP and LTIP payouts, actual payouts under the AIP and LTIP are subject to the Compensation Committee’s review and approval. The Compensation Committee may amend the 2010 AIP and LTIP Goals and/or related award opportunities at any time in 2010. The 2010 AIP and LTIP Goals and/or related award opportunities may also be amended based on any recommendations received from the Federal Housing Finance Agency.

2010 Executive Salaries

In February 2010, the Bank’s Compensation Committee also approved the 2010 base salaries for the Bank’s executives. This approval became effective on March 22, 2010, following the expiration of the Federal Housing Finance Agency’s review period. The 2010 base salaries for each executive, as well as the base salaries paid in 2009, are indicated below.

Richard S. Swanson
President & CEO
2009 Salary: $584,100
2010 Salary: $600,000

Michael L. Wilson
EVP & Chief Business Officer
2009 Salary: $390,000
2010 Salary: $400,000

Steven T. Schuler
EVP & Chief Financial Officer
2009 Salary: $294,100
2010 Salary: $305,000

Edward J. McGreen
EVP & Chief Capital Markets Officer
2009 Salary: $293,900
2010 Salary: $305,000

Dusan Stojanovic
EVP & Chief Risk Officer
2009 Salary: $240,000
2010 Salary: $250,000

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

March 24, 2010	By:	/s/ Michael L. Wilson

Name: Michael L. Wilson
Title: Executive Vice President and Chief Business Officer